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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ditech Networks, Inc.

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-137679, 333-133857, 333-129983, 333-126302, 333-126192, 333-120278, 333-110821, 333-100107, 333-82624, 333-70224, 333-60882, 333-43178, 333-30044, and 333-86311) of our report dated July 1, 2009 relating to the consolidated financial statements and financial statement schedule of Ditech Networks, Inc. as of and for the year ended April 30, 2009, which appears in Ditech Networks, Inc's Annual Report on Form 10-K.

/s/ BURR, PILGER & MAYER LLP

San Jose, California
July 1, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM